Exhibit 4.1



                    CONTINENTAL AIRLINES, INC.

                               And


                  HARRIS TRUST AND SAVINGS BANK



                           Rights Agent



                         RIGHTS AGREEMENT



                  Dated as of November 20, 1998


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                         RIGHTS AGREEMENT

           This Rights Agreement dated as of November 20, 1998, between Continental Airlines, Inc., a Delaware corporation (the
"Company"), and Harris Trust and Savings Bank (the "Rights
Agent").

           The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding at the Close of Business on December 2, 1998 (the "Record Date"), each Right representing the right to purchase one one-thousandth of a Preferred Share (as hereinafter defined), or such different amount or kind of securities as is herein provided upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each additional Common Share that shall become outstanding between the Record Date and the earlier of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).


           Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

           Section 1. Certain Definitions. For purposes of this
Agreement, the following terms have the meanings indicated:

           "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall, after the Announcement Date, become the Beneficial Owner of Common Shares representing 15% or more of the Voting Power of the Common Shares of the Company then outstanding. Notwithstanding the foregoing, no Person shall become an Acquiring Person (1) if such Person is an Exempt Person (so long as such Person remains an Exempt Person), (2) as the result of
(A) an acquisition of Common Shares by the Company or (B) the conversion of Class A Common Shares into Class B Common Shares which, by reducing the number or Voting Power of shares outstanding, increases the Voting Power of the shares beneficially owned by such Person to 15% or more of the Voting Power; provided, however, that if a Person shall so become the Beneficial Owner of Common Shares representing 15% or more of the Voting Power of the Common Shares of the Company then outstanding by reason of the acquisition of Common Shares by the Company or the conversion of Class A Common Shares into Class B Common Shares and shall, after such share purchases by the Company or such conversion, purchase or otherwise take action to cause it to become the Beneficial Owner of Common Shares representing an


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additional 1% of the Voting Power of the Common Shares of the
Company then outstanding, then such Person shall be an Acquiring Person, or (3) if the Board of Directors determines in good faith that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be an Acquiring Person for any purposes of this Agreement.

           "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General
Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

           "Air Partners" shall mean Air Partners, L.P., a Texas limited partnership.

           "Announcement Date" shall mean November 20, 1998, the date on which the declaration of a dividend of one Right for each Common Share then outstanding was first announced publicly.

           A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:


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                (i) which such Person or any of such Person's
Affiliates or Associates beneficially owns, directly or indirectly;

                (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the satisfaction of one or more conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be the Beneficial Owner of, or beneficially own, securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be the Beneficial Owner of, or beneficially own, any security if the


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agreement, arrangement or understanding to vote such security (1)
arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule l3D under the Exchange Act (or any comparable or successor report); or (C) "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement); or

                (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to section (B) of the immediately preceding paragraph (ii)) or disposing of any securities of the Company.

           Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then


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outstanding," when used with reference to a Person's Beneficial
Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder. "Approved Purchase" shall mean a tender offer or exchange offer made to all holders of Common Shares at or above the Purchase Price by Air Partners, NWA or Newbridge or any of its Controlled Affiliates (including, without limitation, Air Partners and NWA).

           "Approved Purchase Procedures" shall mean the following procedures for establishing the Purchase Price:

                (i) the Person proposing to purchase Common
Shares (the "Proposed Purchaser") shall submit a notice to the Company setting forth the material terms and conditions of a tender offer or exchange offer by the Proposed Purchaser (or one of its Controlled Affiliates) pursuant to which it would propose to acquire some or all of the Common Shares not beneficially owned by it and its Affiliates (the "Purchase Proposal"). The Company shall promptly thereafter establish a committee of the Board of Directors (the "Special Committee") composed of only, and at least three (3), independent directors, which committee shall have the authority to consider, review, and negotiate the


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terms of, and to make a recommendation to the full Board of
Directors regarding, the Purchase Proposal, and to retain, at the Company's expense, counsel, financial advisors and other advisors, and to take such other actions customarily delegated to a committee of independent directors in similar circumstances. The Proposed Purchaser and the Special Committee shall negotiate in good faith and use their best efforts to agree upon, within fifteen (15) days after receipt of the Purchase Proposal, a price for the Common Shares in, and other terms of, a Purchase Transaction as to which the Special Committee can recommend the acceptance pursuant to Rule 14e-2(a) of the Exchange Act.

                (ii) If the Proposed Purchaser and the Special Committee are unable to agree upon a price for the Common Shares as to which the Special Committee can recommend the acceptance pursuant to Rule 14e-2(a) of the Exchange Act within thirty (30) days of receipt of the Purchase Proposal, on the thirty-third
(33rd) day after receipt of the Purchase Proposal (the "Initiation Date"), the Company will designate an investment banking firm of recognized national standing (the "Company's Appraiser") and the Proposed Purchaser will designate an investment banking firm of recognized national standing (the "Proposed Purchaser's Appraiser"), in each case to determine the price per share of Common Shares that an unrelated third party


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would pay if it were to acquire all outstanding shares of Common
Shares (other than the shares held by the Proposed Purchaser and its Affiliates) in one or more arm's-length transactions, assuming that the Common Shares were being sold in a manner designed to attract all possible participants (such price, the "Merger Value"). Each of the investment banking firms referred to herein will be instructed to determine the Merger Value in this manner.

                (iii) Within twenty (20) days after the
Initiation Date, the Company's Appraiser and the Proposed Purchaser's Appraiser will each determine its initial view as to the Merger Value and consult with one another with respect thereto. By the thirtieth (30th) day after the Initiation Date, the Company's Appraiser and the Proposed Purchaser's Appraiser will each have determined its final view as to the Merger Value. At that point, if the Higher Appraised Amount (as defined below) is not more than 110% of the Lower Appraised Amount (as defined below), the Merger Value will be the average of those two views. Otherwise, the Company's Appraiser and the Proposed Purchaser's Appraiser will agree upon and jointly designate, by the thirty-fifth (35th) day after the Initiation Date, a third investment banking firm of recognized national standing (the "Mutually Designated Appraiser") to determine its view of the Merger Value. The Mutually Designated Appraiser will not be permitted


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to see or otherwise have access to, or be informed of, the
results of the appraisals of Merger Value by the Company's Appraiser and the Proposed Purchaser's Appraiser, or any component of either appraiser's analysis which led to its conclusions. The Mutually Designated Appraiser will, no later than the fiftieth (50th) day after the Initiation Date, determine the Merger Value (the "Mutually Appraised Amount"). The Merger Value will be (x) the Mutually Appraised Amount, if such amount falls within the range of values that is between the Lower Appraised Amount and the Higher Appraised Amount, (y) the Lower Appraised Amount if such amount is below the Lower Appraised Amount, and (z) the Higher Appraised Amount if such amount is above the Higher Appraised Amount.

           As used herein, "Lower Appraised Amount" means the lower of the respective final views of the Company's Appraiser and the Proposed Purchaser's Appraiser as to the Merger Value and "Higher Appraised Amount" means the higher of such respective final views.

           The Company and the Proposed Purchaser shall be responsible for the payment of fees and expenses to the respective investment banking firms designated by them, and shall each be responsible for 50% of the fees and expenses payable to the Mutually Designated Appraiser.


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            (iv) The Proposed Purchaser shall have one
hundred twenty (120) days after the determination of the Merger Value as provided in clause (iii) above to purchase Common Shares at a price equal to or above the Purchase Price and on the other terms of its Purchase Proposal in a tender offer or exchange offer made to all holders of Common Shares and the purchase of Common Shares made within such one hundred twenty (120) day period and pursuant to such an offer shall be an Approved Purchase for purposes of this Agreement.

           "B/C/P Group" means David Bonderman, James Coulter or William S. Price, III, or any Person with respect to which one or more of them (i) directly or indirectly controls at least 50.1% of the voting power, (ii) directly or indirectly controls at least 50.1% of the equity, or (iii) directly or indirectly controls in a manner substantially similar to the control that the general partner of Air Partners has over Air Partners pursuant to and as provided in the "Partnership Agreement" (as defined in the Investment Agreement), which Persons described in clause (iii) shall include 1998 CAI Partners, L.P., a Texas limited partnership, under its partnership agreement and ownership structure in effect on the date hereof.

           "Board of Directors" means the board of directors of the Company.

           "Business Day" shall mean any day other than a Saturday, Sunday, holiday or a day on which banking institutions in the City


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of Houston or the State of Illinois are authorized or obligated by law or executive order to close.

           "Class A Common Shares" shall mean shares of the Class
A Common Stock, par value $.01 per share, of the Company.


           "Class B Common Shares" shall mean shares of the Class
B Common Stock, par value $.01 per share, of the Company.

           "Class D Common Shares" shall mean shares of the Class
D Common Stock, par value $.01 per share, of the Company.

           "Close of Business" on any given date shall mean 5:00 p.m., central time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., central time, on the next succeeding Business Day.

           "Closing" shall mean the closing of the disposition of the partnership interests of Air Partners and the Common Shares and other securities of the Company to NWA and Newbridge under the Investment Agreement.

           "Common Shares" when used with reference to the Company shall mean the Class A Common Shares, Class B Common Shares and Class D Common Shares. "Common Shares" when used with reference to any Person other than the Company (or, in the event of a transaction referred to in Section 13 hereof, if the Company is the surviving corporation or the successor when thereafter used


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with reference to the Company) shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

           "common stock equivalents" shall have the meaning set forth in Section 11(a)(iii)(B)(3) hereof.

           "Controlled Affiliate" shall mean, with respect to any Person, one or more of such Person's Affiliates that is directly or indirectly controlled by such Person and, with respect to NWA or Newbridge, shall include Air Partners after the Closing.

           "Current Value" shall have the meaning set forth in
Section 11(a)(iii)(A)(1) hereof.

           "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

           "equivalent preferred shares" shall have the meaning set forth in Section 11(b) hereof.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Exchange Ratio" shall have the meaning set forth in
Section 24(a) hereof.


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           "Exempt Person" shall mean (i) the Company, (ii) any
Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit plan, (v) Air Partners and its Controlled Affiliates so long as (A) the general partner of Air Partners is either Newbridge or a Controlled Affiliate of Newbridge (including, without limitation, NWA) or a Person who is an Exempt Person under clause (ix) below and (B) a majority of the limited partnership interests of Air Partners are beneficially owned by NWA or a Controlled Affiliate of Newbridge (including, without limitation, NWA) or any Person who is an Exempt Person under clause (ix) below and (C) (1) until the Governance Agreement Termination Time, Air Partners does not acquire Beneficial Ownership of Common Shares other than as permitted by and in compliance with the terms of the Governance Agreement or, (2) at or after the Governance Agreement Termination Time while any provision of the Supplemental Agreement remains in effect, Air Partners does not acquire any Common Shares other than in a transaction that is either (a) an Approved Purchase, (b) otherwise approved by a majority of the "Independent Directors" (as defined in the Governance Agreement or the Supplemental Agreement as the case may be) or (c) a transaction that, if the Governance Agreement had been in effect, NWA or Newbridge would


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have been permitted to take under Section 1.01(a) thereof, (vi)
NWA, Newbridge and any Controlled Affiliate of NWA or Newbridge
(A) prior to the Governance Agreement Termination Time, so long as they do not take any action prohibited by the Governance Agreement, and (B) at or after the Governance Agreement Termination Time, so long as they do not take any action prohibited by the Supplemental Agreement; provided, however, that in the case of either (A) or (B) in this clause (vi), no action taken by NWA, Newbridge or any Controlled Affiliate of either of them shall be a violation of this clause (vi) until the Company shall have delivered to Newbridge notice of the violation and, if such violation is capable of being remedied, the Company's proposed remedy, in which case no violation shall have occurred for purposes of this clause (vi) unless the violation shall not have been remedied within 30 days following the Company's delivery to Newbridge of such notice, delivered in accordance with the Governance Agreement or the Supplemental Agreement (as the case may be), (vii) NWA, Newbridge and any Controlled Affiliate of NWA or Newbridge after the Governance Agreement Termination Time and while any provision of the Supplemental Agreement remains in effect so long as none of them acquires any Common Shares other than in a transaction that either (A) is an Approved Purchase, (B) is otherwise approved by a majority of the "Independent Directors" (as defined in the


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Governance Agreement or the Supplemental Agreement as the case may be), (C) results in the percentage of Fully Diluted Voting Power of the Common Shares beneficially owned by NWA, Newbridge and their Controlled Affiliates not exceeding the highest percentage of Fully Diluted Voting Power of the Common Shares previously beneficially owned by them, including as "beneficially owned" for purposes of such calculation any Common Shares with respect to which NWA, Newbridge or their Controlled Affiliates have been granted a proxy pursuant to the Investment Agreement, or (D) a transaction that, if the Governance Agreement had been in effect, NWA or Newbridge would have been permitted to take under Section 1.01(a) thereof, (viii) the B/C/P Group, (ix) any Person who, as a result of a transfer of (or an agreement to transfer) Common Shares by NWA, Newbridge or any Controlled Affiliate of NWA or Newbridge (which, if made prior to the Governance Agreement Termination Time, is made in accordance with the terms of the Governance Agreement or, if made on or after the Government Agreement Termination Time, is made in accordance with the terms of the Supplemental Agreement), becomes the beneficial owner of Common Shares representing 15% or more of the Voting Power of the Common Shares of the Company then outstanding; provided that such Person shall not have acquired Beneficial Ownership of Common Shares in addition to those acquired from Newbridge or its


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Controlled Affiliates other than with the Required Board Vote, and (x) any Person who, as a result of a transfer of (or an agreement to transfer) Common Shares by any member of the B/C/P Group at such time as Newbridge and its Controlled Affiliates beneficially own Common Shares representing less than 25% of the Voting Power of the Company, becomes the beneficial owner of Common Shares representing 15% or more of the Voting Power of the Company then outstanding; provided that if Newbridge and its Controlled Affiliates beneficially own Common Shares representing less than 25% of the Voting Power of the Company pursuant to a Government Order (as defined in the Investment Agreement), the Voting Power represented by the Common Shares transferred by all members of the B/C/P Group in accordance with this clause (x) shall not exceed the greater of (i) the Voting Power represented at the time of such transfer of the Common Shares beneficially owned by the B/C/P Group as of the date of this Agreement (as adjusted for any dividends, subdivisions, combinations, recapitalizations or similar conversions, exchanges or tranformations of shares) and (ii) the Voting Power that Newbridge and its Controlled Affiliates are permitted to beneficially own under the Government Order (except that this proviso shall not apply if Newbridge and its Controlled Affiliates beneficially own Common Shares representing less than 7.5% of the Voting Power of the Company); and provided further that such Person shall not have acquired Beneficial Ownership of Common Shares in addition to those acquired from any member of the B/C/P Group other than with the Required Board Vote.

           "Exercise Price" shall have the meaning set forth in
Section 7(b).

           "Final Expiration Date" shall mean November 20, 2008.

           "Fully Diluted Voting Power" of any Person shall be calculated by dividing (i) the sum of (A) ten times the aggregate number of shares of Class A Common Shares beneficially owned by such Person (assuming exercise of all outstanding securities held by such Person that are convertible into or exercisable or exchangeable for shares of Class A Common Shares) and (B) the number of shares of Class B Common Shares beneficially owned by such Person (assuming exercise of all outstanding securities held by such Person that are convertible into or exercisable or exchangeable for shares of Class B Common Shares) by (ii) the sum of (A) ten times the aggregate number of outstanding shares of Class A Common Shares (assuming the exercise of all outstanding securities convertible


                             - 16 -
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into or exercisable or exchangeable for shares of Class A Common
Shares) and (B) the aggregate number of outstanding shares of Class B Common Shares (assuming the exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Class B Common Shares).

           "Governance Agreement" shall mean the Governance Agreement dated as of January 25, 1998 by and between the Company, NWA and Newbridge, as amended by the First Amendment to the Governance Agreement dated as of March 2, 1998, the Second Amendment to the Governance Agreement dated as of November 20, 1998, and as it may be further amended from time to time after the date hereof in accordance with its terms.

           "Governance Agreement Termination Time" shall mean the time of termination of the Governance Agreement.

           "Investment Agreement" shall mean the Investment
Agreement dated as of January 25, 1998 among NWA, Newbridge, Air
Partners, the partners of Air Partners signatory thereto, Bonderman Family Limited Partnership, 1992 Air, Inc. and Air


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Saipan, Inc. as amended by Amendment No. 1 dated February 27,
1998 and Amendment No. 2 dated as of the date hereof.

           "Newbridge" shall mean Newbridge Parent Corporation, a
Delaware corporation (whose name is expected to be changed after the Closing to Northwest Airlines Corporation).

           "NWA" shall mean Northwest Airlines Corporation, a
Delaware corporation (whose name is expected to be changed after the Closing to Northwest Airlines Holdings Corporation).

           "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity. "Preferred Shares" shall mean the shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company.

           "Purchase Price" shall mean a price for each Common
Share in an Approved Purchase as established by the Approved
Purchase Procedures.


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           "Redemption Date" shall mean the date on which the
Rights are redeemed as provided in Section 23 hereof.

           "Redemption Price" shall mean $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof.

           "Required Board Vote" shall mean approval of an action by the Board of Directors by the affirmative vote of two-thirds of the members of the Board of Directors voting on the action.

           "Right Certificate" shall mean a certificate evidencing a Right in substantially the form of Exhibit B hereto.

           "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

           "Section 13 Trigger Date" shall have the meaning set forth in Section 13 hereof.

           "Shares Acquisition Date" shall mean the earlier of the date of (i) the public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or (ii) the public disclosure of facts by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

           "Spread" shall have the meaning set forth in Section
11(a)(iii)(A) hereof.

           "Subsidiary" of any Person shall mean any Person of which a majority of the voting power of the voting equity


                             - 19 -
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securities or equity interest is owned, directly or indirectly, by such Person.

           "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

           "Summary of Rights" shall mean the Summary of Rights to Purchase Preferred Shares in substantially the form of Exhibit
C hereto. "Supplemental Agreement" shall mean the Supplemental
Agreement dated as of November 20, 1998 by and between the Company, NWA and Newbridge.

           "Voting Power" shall mean the total number of votes entitled to be cast generally by the holders of the Common Shares of the Company then outstanding, voting together as a single class.

           Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall, prior to the Distribution Date, also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents, as it may deem necessary or desirable.


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           Section 3. Issue of Right Certificates.

           (a) Until the Close of Business on the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person acting in compliance with the Governance Agreement, if applicable) of, or of the first public announcement of the intention of any Person (other than any of the Persons referred to in the preceding parenthetical) to commence (unless such Person publicly announces within five (5) Business Days that it no longer intends to commence), a tender or exchange offer the consummation of which could result in any Person becoming an Acquiring Person (such earlier date being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates other than for purposes of this
Section 3 and any provision of this Agreement referring to the issuance or distribution of Right Certificates) and not by separate Right


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Certificates, and (y) the Rights (and the right to receive Right
Certificates) will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send at the expense of the Company) by first-class, insured, postage-prepaid mail (or such other method of delivery selected by the Company), to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common Share so held (subject to adjustment as provided in this Agreement). As of the Close of Business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

           (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of the Summary of Rights by first-class, postage-prepaid mail (or such other method of delivery selected by the Company), to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. The Rights Agent will mail to any holder of the Right Certificates a copy of this Agreement without charge to the holder but at the


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expense of the Company after receipt of a written request
therefor. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares evidenced thereby.

           (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:

           This certificate also evidences and entitles the holder hereof to certain rights (the
           "Rights") as set forth in the Rights
           Agreement between Continental Airlines, Inc.
           and Harris Trust and Savings Bank, dated as of November 20, 1998 as it may from time to time be amended or supplemented pursuant to its terms (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference. A copy of the Rights Agreement is on file at the principal executive offices of Continental Airlines, Inc. Under certain circumstances set forth in the Rights
           Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Harris Trust and Savings Bank will mail to the holder of this certificate a copy of the Rights
           Agreement without charge after receipt of a written request therefor. Under certain circumstances, rights beneficially owned by any Person who becomes an Acquiring Person
           (as defined in the Rights Agreement) and certain other Persons shall become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

           Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the other provisions of this Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the Exercise Price, but the number of one one-thousandths of a Preferred Share and the Exercise Price shall be subject to adjustment as provided herein.

           Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature; shall have affixed thereto the Company's seal or a facsimile thereof; and shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Agent shall countersign the Right Certificates, either manually or by facsimile signature, and the Right Certificate shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nonetheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

           Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration of the transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

           Section 6. Transfer, Split Up, Combination and
Exchange of Right Certificates; Mutilated, Destroyed, Lost or
Stolen Right Certificates.

                (a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the earliest of the Redemption Date, the Close of Business on the Final Expiration Date, or the time at which the Rights are exchanged as provided in Section 24 hereof, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient for any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's or the Rights Agent's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

           Section 7. Exercise of Rights; Exercise Price;
Expiration Date of Rights.

                (a) The registered holder of any Right
Certificate (other than a holder whose Rights have become void pursuant to Section 11(a)(ii) hereof) may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its principal office, together with payment of the Exercise Price for each one one-thousandth of a Preferred Share as to which the Rights are exercised, prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the right to exercise the Rights terminates pursuant to Section 23 hereof, or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

                (b) The purchase price for each one
one-thousandth of a Preferred Share to be purchased upon the exercise of a Right shall initially be Two Hundred Dollars ($200) (the "Exercise Price"), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                (c) Upon receipt of a Right Certificate
representing exercisable Rights, with the form of election to purchase and certificate duly executed, accompanied by payment of the Exercise Price for the number of one one-thousandths of a Preferred Share to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly
(i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of one one-thousandths of a Preferred Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or

(B) requisition from any depositary agent for the Preferred Shares depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Preferred Shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver the cash described in clause (iii) above to or upon the order of the registered holder of such Right Certificate.

                (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the unexercised Rights shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

                (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

           Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

           Section 9. Status and Availability of Preferred
Shares.

                (a) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

                (b) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise; or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender); or until it has been established to the Company's reasonable satisfaction that no such tax is due.

                (c) The Company covenants and agrees that it will cause to be reserved and kept available, out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof.

           Section 10. Preferred Shares Record Date. Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

           Section 11. Adjustment of Exercise Price, Number of Shares or Number of Rights. The Exercise Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

                    (ii) Subject to the following paragraph of this subparagraph (ii) and to Section 24 of this Agreement, in the event any Person shall become an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Exercise Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of such number of Preferred Shares for which a Right is then exercisable, such number of Class B Common Shares as shall equal the result obtained by (x) multiplying the then current Exercise Price by the number of one one-thousandths of a Preferred Share for which a Right was or would have been exercisable (if the Rights had been exercisable) as of immediately prior to such Person becoming an Acquiring Person and dividing that product by (y) 50% of the then current per share market price of the Class B Common Shares (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.

           From and after the occurrence of such an event, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) on or after the earlier of (x) the date of such event and
(y) the Distribution Date, shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate, Affiliate or transferee thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof shall be canceled.

                   (iii) In the event that the number of Class B Common Shares which are authorized by the Company's amended and restated certificate of incorporation and not outstanding or subscribed for, or reserved or otherwise committed for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the holder of each Right to purchase the number of Class B Common Shares to which he would be entitled upon the exercise in full of the Rights in accordance with subparagraph (ii) of paragraph (a) of this Section 11, or should the Board of Directors so elect, the Company shall: (A) determine the excess of (1) the value of the Class B Common Shares issuable upon the exercise of a Right (calculated as provided in the last sentence of this subparagraph (iii)) pursuant to Section 11(a)(ii) hereof (the "Current Value") over (2) the Exercise Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for such Class B Common Shares, upon payment of the applicable Exercise Price, any one or more of the following having an aggregate value determined by the Board of Directors to be equal to the Current Value: (1) cash; (2) a reduction in the Exercise Price; (3) Preferred Shares or other equity securities of the Company (including, without limitation, shares, or units or fractions of shares, of preferred stock which the Board of Directors has determined to have the same value as the Class B Common Shares (such shares of preferred stock, "common stock equivalents")); (4) debt securities of the Company; or (5) other assets; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause
(B) above within thirty (30) days following the first occurrence of an event triggering the rights to purchase Class B Common Shares described in Section 11(a)(ii) (the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of Class B Common Shares (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. If the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Class B Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety
(90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company
(x) shall provide, subject to Section 7(e) hereof and the last paragraph of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall make a public announcement, and shall deliver to the Rights Agent a statement, stating that the exercisability of the Rights has been temporarily suspended. At such time as the suspension is no longer in effect, the Company shall make another public announcement, and deliver to the Rights Agent a statement, so stating. For purposes of this Section 11(a)(iii), the value of the Class B Common Shares shall be the current per share market price (as determined pursuant to Section 11(d)(i) hereof) of the Class B Common Shares on the Section 11(a)(ii) Trigger Date and the value of any common stock equivalent shall be deemed to have the same value as the Class B Common Shares on such date.

                (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, powers and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Exercise Price to be in effect after such record date shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of

Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                    (ii) For the purpose of any computation
hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Class B Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by 1000. If neither the Class B Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

                (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one ten-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than three years from the date of the transaction that requires such adjustment.

                (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, the number of such other shares so receivable upon exercise of any Right shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

                (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one ten-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the

Exercise Price in effect immediately after such adjustment of the Exercise Price.

                (i) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one millionth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been distributed, shall be at least 10 days later than the date of the public announcement. If Right

Certificates have been distributed, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                (j) Irrespective of any adjustment or change in the Exercise Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of one one-thousandths of a Preferred Share, which were expressed in the initial Right Certificates issued hereunder.

                (k) Before taking any action that would cause an adjustment reducing the Exercise Price below one one-thousandth of the then par value of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Shares at such adjusted Exercise Price.

                (l) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of any rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

                (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise other than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (i) the number of one one-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the Voting Power of the number of Common Shares outstanding immediately before such event and the denominator of which is the Voting Power of the number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

           Section 12. Certificate of Adjustment. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares or the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained, and shall not be obligated or responsible for calculating any adjustment, nor shall it be deemed to have knowledge of such an adjustment unless and until it shall have received such certificate.

           Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event that, at any time after a Person becomes an Acquiring Person, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries (the date of any such event, a "Section 13 Trigger Date"), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Exercise Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares for which a Right is then exercisable, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Exercise Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer;
(ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;
(iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company covenants and agrees that it shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. For purposes hereof, the "earning power" of the Company and its Subsidiaries shall be determined in good faith by the Company's Board of Directors on the basis of the operating earnings of each business operated by the Company and its Subsidiaries during the three fiscal years preceding the date of such determination (or, in the case of any business not operated by the Company or any Subsidiary during three full fiscal years preceding such date, during the period such business was operated by the Company or any Subsidiary).

           Section 14. Fractional Rights and Fractional Shares.

                (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

                (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares. Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to each registered holder of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share as the fraction of one Preferred Share that such holder would otherwise receive upon the exercise of the aggregate number of Rights exercised by such holder. For the purposes of this
Section 14(b), the current market value of a Preferred Share shall be the closing price of a Class B Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading

Day immediately prior to the date of such exercise multiplied by 1000.


                (c) The holder of a Right by the acceptance of the Right expressly waives any right to receive fractional Rights or fractional shares upon exercise of a Right except as provided above.

           Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares) may, without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

           Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                (b) after the Distribution Date, the Right
Certificates are transferable only on the registry books maintained by the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer with a completed form of certification; and

                (c) the Company and the Rights Agent may treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

           Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

           Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, legal fees and disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, and its officers, agents and directors for, and to hold each of them harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent or such indemnified party in connection with the acceptance or administration of this Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for herein shall survive the expiration of the Rights, the termination of this Agreement, and the resignation or removal of the Rights Agent. The costs and expenses of successfully enforcing this right of indemnification shall also be paid by the Company.

           The Rights Agent may conclusively rely upon and shall be protected by the Company and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

           Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

           Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights

Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

           In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

           Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                (a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the

Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the General Counsel, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

                (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, the General Counsel, the Managing Attorney - Corporate and the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the

Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct.

                (j) Except as otherwise provided herein, the Rights Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                (k) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

                (l) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

           Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail and, at the expense of the Company, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common
Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.
If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated
Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a corporation organized and doing business under the laws of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million dollars or (ii) a subsidiary of a corporation described in clause
(i) of this sentence. After appointment, the successor Rights
Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights
Agent without further act or deed; but the predecessor Rights
Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

           Section 22. Issuance of New Right Certificates.
Notwithstanding any of the provisions of this Agreement or of the

Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

           Section 23. Redemption.

           (a) At any time prior to the time any Person becomes an Acquiring Person, the Board of Directors may, by the Required Board Vote, redeem all but not less than all of the then outstanding Rights at the Redemption Price. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, Class B Common Stock (based on the market price thereof, as determined by the Board of Directors) or other form of consideration deemed appropriate by the Board of Directors.

                (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or on such other later date, or upon satisfaction of such conditions, as shall be specified in the resolution of the Board of Directors approving such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. If the payment of the Redemption Price is not included with such notice, each such notice shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, other than in connection with the purchase of Common Shares prior to the Distribution Date.

           Section 24. Exchange.

                (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Class B Common Shares at an exchange ratio of one Class B Common Share per Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, any entity holding Common Shares for or pursuant to the terms of any such plan or any Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of Common Shares representing a majority of the Voting Power then outstanding.

                (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Class B Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of the exchange. The Company promptly shall mail a notice of the exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Class B Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

                (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares or common stock equivalents for Class B Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Preferred Share (or an appropriate number of common stock equivalents) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Class B Common Share.

                (d) In the event that there shall not be sufficient Class B Common Shares, Preferred Shares or common stock equivalents authorized by the Company's amended and restated certificate of incorporation and not outstanding or subscribed for, or reserved or otherwise committed for issuance for purposes other than upon exercise of Rights, to permit any exchange of Rights as contemplated in accordance with this
Section 24, the Company shall take all such action as may be necessary to authorize additional Class B Common Shares, Preferred Shares or common stock equivalents for issuance upon exchange of the Rights.

                (e) The Company shall not be required to issue fractions of Class B Common Shares or to distribute certificates which evidence fractional Class B Common Shares. In lieu of such fractional Class B Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Class B Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current per share market value of a whole Class B Common Share. For the purposes of this paragraph (e), the current per share market value of a whole Class B Common Share shall be the closing price of a Class B Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this
Section 24.

           Section 25. Notice of Certain Events.

                (a) In case the Company shall, after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred

Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

                (b) In case any event set forth in Section
11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

           Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

           Continental Airlines, Inc.
           Dept. HQS-EO
           Continental Tower
           1600 Smith Street
           Houston, Texas 77002
           Attention:  Secretary and General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sent by registered or certified mail and shall be deemed given upon receipt and addressed (until another address is filed in writing with the Company) as follows:

                Harris Trust and Savings Bank
                1601 Elm Street, Suite 2320
                Dallas, TX 75201
                Attention:  Jill Wessell, Vice President


Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

           Section 27. Supplements and Amendments. By the Required Board Vote, the Company may from time to time, and the Rights Agent shall, if the Company directs, supplement or amend this Agreement without the approval of any holders of Right Certificates to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any change to or delete any provision hereof or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Affiliates and Associates). Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment to this Rights Agreement shall be made which reduces the Redemption Price, provides for an earlier Final Expiration Date, alters the provisions of Section 23(a) relating to the redemption of the Rights, or extends the time during which the Rights may be redeemed if, in any such case, at the time of such supplement or amendment the Rights are not redeemable.

           Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.

           Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

           Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

           Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except the rights and obligations of the Rights Agent, which shall be governed by and construed in accordance with the laws of the State of Illinois.

           Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

           Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

           Section 34. Administration. The Board of Directors shall have the exclusive power and authority to administer and interpret the provisions of this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company or as may be necessary or advisable in the administration of this Agreement. All such actions, calculations, determinations and interpretations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and shall not subject the Board of Directors to any liability to the holders of the Rights.



  [The remainder of this page is intentionally being left blank.]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


                                 CONTINENTAL AIRLINES, INC.
Attest:



By:/s/ Scott R. Peterson         By:/s/ Jeffery A. Smisek
   ---------------------            -------------------------------
   Scott R. Peterson                Jeffery A. Smisek
   Assistant Secretary              Executive Vice President
                                      General Counsel and Secretary


                                 HARRIS TRUST AND SAVINGS BANK, as
                                 rights agent
Attest:


By:/s/ Joseph McFadden           By:/s/ Jill Wessell
   --------------------------       ------------------------------
   Name: Joseph McFadden            Name: Jill Wessell
   Title: Vice President            Title: Vice President

               [Signature Page to Rights Agreement]

                                                        Exhibit A


                               FORM

                                of

                    CERTIFICATE OF DESIGNATION

                                of

           SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                of

                    CONTINENTAL AIRLINES, INC.

          -----------------------------------------------

                  (Pursuant to Section 151 of the
                 Delaware General Corporation Law)

         ------------------------------------------------



           Continental Airlines, Inc., a Delaware corporation
(the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the Delaware General
Corporation Law at a meeting duly called and held on November 16, 1998:

           RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

           Section 1. Designation and Amount. The shares of this series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

           Section 2. Dividends and Distributions.

                (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), Class B Common Stock, par value $.01 per share (the "Class B Common Stock") or Class D Common Stock, par value $.01 per share (the "Class D Common Stock" and, together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"), of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                (C) Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

           Section 3. Voting Rights. The holders of shares of
Series A Preferred Stock shall have the following voting rights:

                (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of votes entitled to be cast by the holders of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of votes entitled to be cast by the holders of shares of Common Stock that were outstanding immediately prior to such event.

                (B) Except as otherwise provided in the Amended and Restated Certificate of Incorporation, including any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                (C) Except as set forth herein, or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

           Section 4. Certain Restrictions.

                (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior
(either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                     (iii) redeem or purchase or otherwise
acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

                (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

           Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Corporation shall take all such actions as are necessary to cause all such shares to become authorized but unissued shares of Preferred Stock that may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Restated Certificate of Incorporation, including any Certificate of Designation creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

           Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           Section 8. Amendment. The Restated Certificate of Incorporation shall not be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

           Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.

           IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its duly authorized officer this ______ day of November, 1998.


                                CONTINENTAL AIRLINES, INC.


                                By: _____________________________
                                    Name:
                                    Title:



                                                        Exhibit B



                     Form of Right Certificate

Certificate No. R-                             ___________ Rights

        NOT EXERCISABLE AFTER NOVEMBER 20, 2008 OR
        EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE
        RIGHTS ARE SUBJECT TO REDEMPTION AT $.001

        PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH
        IN THE RIGHTS AGREEMENT (AS DEFINED HEREIN).
        UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT ARE OR
        WERE ACQUIRED OR BENEFICIALLY OWNED BY AN
        ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES
        THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS
        AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH
        RIGHTS MAY BECOME NULL AND VOID.

                        Right Certificate


                    CONTINENTAL AIRLINES, INC.

           This certifies that _______________________ , or
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 20, 1998 (the "Rights Agreement"), between Continental Airlines, Inc., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the earliest of (i) 5:00 P.M., central time, on November 20, 2008, (ii) the Redemption Date (as such term is defined in the Rights Agreement), or (iii) the time at which such Rights are exchanged pursuant to Section 24 of the Rights Agreement, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.01 per share ("Preferred Shares"), of the Company, at a purchase price of $200 per one one-thousandth of a Preferred Share (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the certification and the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Exercise Price set forth above, are the number and Exercise Price as of November 20, 1998, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Exercise Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

           From and after the occurrence of an event described in
Section 11(a)(ii) of the Rights Agreement, if the Rights are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date (as such term is defined in the Rights Agreement) acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

           This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent and will be mailed to the holder of the Right Certificates, without charge, after receipt of a written request therefor.

           This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

           Subject to the provisions of the Rights Agreement, at the Company's option, the Rights evidenced by this Certificate
(i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Class B Common stock, par value $.01 per share, or Preferred Shares.

           No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

           No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

           This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

           WITNESS the facsimile signature of the proper officers of the Company. Dated as of December _____, 1998.


                                 CONTINENTAL AIRLINES, INC.
Attest:


_____________________________    By:__________________________
Name:                               Name:
Title:                              Title:



Countersigned:


HARRIS TRUST AND SAVINGS BANK
Rights Agent



By:  _________________________
     Authorized Signature

            Form of Reverse Side of Right Certificate

                        FORM OF ASSIGNMENT


         (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

           FOR VALUE RECEIVED _________________________________
hereby sells, assigns and transfers unto

_______________________________________________________________
          (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated: ____________, ____


                            _____________________________
                                    Signature


Signature Guaranteed:

           Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

---------------------------------------------------------------

           The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                               ______________________________

                               Signature

---------------------------------------------------------------

                   FORM OF ELECTION TO PURCHASE


               (To be executed if holder desires to
                 exercise the Right Certificate.)


To:  CONTINENTAL AIRLINES, INC.:

           The undersigned hereby irrevocably elects to exercise ______________________________ Rights represented by this Right
Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

_________________________________________________________________
                 (Please print name and address)
_________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

_________________________________________________________________
                   (Please print name and address)
_________________________________________________________________

_________________________________________________________________


Dated: ________________, _____

                               ______________________________
                               Signature

Signature Guaranteed:

           Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

---------------------------------------------------------------

           The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                               ________________________________
                               Signature

---------------------------------------------------------------


                              NOTICE
           The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

           In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                        Exhibit C



                   SUMMARY OF RIGHTS TO PURCHASE
                         PREFERRED SHARES

           Effective November 20, 1998, the Board of Directors of Continental Airlines, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Class A Common Stock, par value $.01 per share (the "Class A Common Shares"), Class B Common Stock, par value $.01 per share (the "Class B Common Shares"), and Class D Common Stock, par value $.01 per share (the "Class D Common Shares" and together with the Class A Common Shares and the Class B Common Shares, the "Common Shares"), of the Company. The dividend is payable on December 2, 1998 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a price of $200 per one one-thousandth of a Preferred Share (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and

Savings Bank, as Rights Agent (the "Rights Agent").

           Until the earlier of (i) the tenth day following a public announcement or public disclosure of facts indicating that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the total number of votes entitled to be cast generally by the holders of the Common Shares of the Company then outstanding, voting together as a single class (the "Voting Power"), or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates with a copy of this Summary of Rights attached thereto.

           Certain "exempt persons" are excluded from the definition of Acquiring Person including: (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit plan, (v) Air Partners, L.P., a Texas limited partnership ("Air Partners"), and its Controlled Affiliates so long as (A) the general partner of Air Partners is either Newbridge Parent Corporation, a Delaware corporation ("Newbridge"), or a Controlled Affiliate of Newbridge (including, without limitation, Northwest Airlines Corporation, a Delaware corporation ("NWA")) or a Person who is an Exempt Person under clause (ix) below and (B) a majority of the limited partnership interests of Air Partners are beneficially owned by NWA or a Controlled Affiliate of Newbridge (including, without limitation,
NWA) or any Person who is an Exempt Person under clause (ix) below and (C) (1) until the earlier of the sixth anniversary of the closing of the transactions contemplated by the Investment Agreement, dated as of January 25, 1998, as amended, among NWA, Newbridge, Air Partners, the partners of Air Partners and certain of its affiliates (the "Investment Agreement") and the Purchase Agreement dated as of March 2, 1998 among NWA, Newbridge, Barlow Investors III, LLC and the Guarantors that are signatory thereto, and such time as NWA and its affiliates cease to beneficially own voting securities representing at least 10% of the Fully Diluted Voting Power (as defined in the Rights Agreement) (the "Governance Agreement Termination Time"), Air Partners does not acquire Beneficial Ownership of Common Shares other than as permitted by and in compliance with the terms of the Governance Agreement, dated as of January 25, 1998, as amended, among the Company, NWA and Newbridge, (the "Governance Agreement") or, (2) at or after the Governance Agreement Termination Time while any provision of the Supplemental Agreement, dated as of November 20, 1998, by and among the Company, NWA and Newbridge (the "Supplemental Agreement"), remains in effect, Air Partners does not acquire any Common Shares other than in a transaction that is either (a) an Approved Purchase (as defined in the Rights Agreement), (b) otherwise approved by a majority of the "Independent Directors" (as defined in the Governance Agreement or the Supplemental Agreement as the case may be) or (c) a transaction that, if the Governance Agreement had been in effect, NWA or Newbridge would have been permitted to take under Section 1.01(a) thereof, (vi) NWA, Newbridge and any Controlled Affiliate of NWA or Newbridge
(A) prior to the Governance Agreement Termination Time, so long as they do not take any action prohibited by the Governance Agreement, and (B) at or after the Governance Agreement Termination Time, so long as they do not take any action prohibited by the Supplemental Agreement; provided, however, that in the case of either (A) or (B) in this clause (vi), no action taken by NWA, Newbridge or any Controlled Affiliate of either of them shall be a violation of clause (vi) of the definition of exempt person in the Rights Agreement until the Company shall have delivered to Newbridge notice of the violation and, if such violation is capable of being remedied, the Company's proposed remedy, in which case no violation shall have occurred for purposes of such clause (vi) unless the violation shall not have been remedied within 30 days following the Company's delivery to Newbridge of such notice, delivered in accordance with the Governance Agreement or the Supplemental Agreement (as the case may be), (vii) NWA, Newbridge and any Controlled Affiliate of NWA or Newbridge after the Governance Agreement Termination Time and while any provision of the Supplemental Agreement remains in effect so long as none of them acquires any Common Shares other than in a transaction that either (A) is an Approved Purchase, (B) is otherwise approved by a majority of the "Independent Directors" (as defined in the Governance Agreement or the Supplemental Agreement as the case may be), (C) results in the percentage of Fully Diluted Voting Power of the Common Shares beneficially owned by NWA, Newbridge and their Controlled Affiliates not exceeding the highest percentage of Fully Diluted Voting Power of the Common Shares previously beneficially owned by them, including as "beneficially owned" for purposes of such calculation any Common Shares with respect to which NWA, Newbridge or their Controlled Affiliates have been granted a proxy pursuant to the Investment Agreement, or (D) a transaction that, if the Governance Agreement had been in effect, NWA or Newbridge would have been permitted to take under Section 1.01(a) thereof, (viii) David Bonderman, James Coulter or William S. Price, III, or any Person with respect to which one or more of them (A) directly or indirectly controls at least 50.1% of the voting power, (B) directly or indirectly controls at least 50.1% of the equity, or
(C) directly or indirectly controls in a manner substantially similar to the control that the general partner of Air Partners has over Air Partners pursuant to and as provided in the "Partnership Agreement" (as defined in the Investment Agreement), which Persons described in clause (C) shall include 1998 CAI Partners, L.P., a Texas limited partnership, under its partnership agreement and ownership structure in effect on the date hereof (the "B/C/P Group"), (ix) any Person who, as a result of a transfer of (or an agreement to transfer) Common Shares by NWA, Newbridge or any Controlled Affiliate of NWA or Newbridge (which, if made prior to the Governance Agreement Termination Time, is made in accordance with the terms of the Governance Agreement or, if made on or after the Government Agreement Termination Time, is made in accordance with the terms of the Supplemental Agreement), becomes the beneficial owner of Common Shares representing 15% or more of the Voting Power of the Common Shares of the Company then outstanding; provided that such Person shall not have acquired Beneficial Ownership of Common Shares in addition to those acquired from Newbridge or its Controlled Affiliates other than with the affirmative vote of two-thirds of the members of the Board of Directors voting on the action (the "Required Board Vote"), and (x) any Person who, as a result of a transfer of (or an agreement to transfer) Common Shares by any member of the B/C/P Group at such time as Newbridge and its Controlled Affiliates beneficially own Common Shares representing less than 25% of the Voting Power of the Company, becomes the beneficial owner of Common Shares representing 15% or more of the Voting Power of the Company then outstanding; provided that if Newbridge and its Controlled Affiliates beneficially own Common Shares representing less than 25% of the Voting Power of the Company pursuant to a Government Order (as defined in the Investment Agreement), the Voting Power represented by the Common Shares transferred by all members of the B/C/P Group in accordance with clause (x) of the definition of exempt person in the Rights Agreement shall not exceed the greater of (i) the Voting Power represented at the time of such transfer of the Common Shares beneficially owned by the B/C/P Group as of the date of this Agreement (as adjusted for any dividends, subdivisions, combinations, recapitalizations or similar conversions, exchanges or transformations of shares) and
(ii) the Voting Power that Newbridge and its Controlled Affiliates are permitted to beneficially own under the Government Order (except that this proviso shall not apply if Newbridge and its Controlled Affiliates beneficially own Common Shares representing less than 7.5% of the Voting Power of the Company); and provided further that such Person shall not have acquired Beneficial Ownership of Common Shares in addition to those acquired from any member of the B/C/P Group other than with the Required Board Vote.

           The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights

("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution
Date and such separate Right Certificates alone will evidence the Rights.

           The Rights are not exercisable until the Distribution Date. The Rights will expire on November 20, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

           The Exercise Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares (or shares having the same rights, powers and preferences as the Preferred Shares) at a price, or securities convertible into Preferred Shares (or shares having the same rights, powers and preferences as the Preferred Shares) with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred

Shares) or of subscription rights or warrants (other than those referred to above).

           The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, after the date of the Rights Agreement and prior to the Distribution Date.

           Preferred Shares purchasable upon exercise of the Rights will not be redeemable. The holders of Preferred Shares shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, a quarterly dividend payment in an amount per share, subject to adjustment, equal to 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares, declared on the Common Shares. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive an aggregate amount per share, subject to adjustment, equal to 1000 times the aggregate payment made per Common Share. Each Preferred Share will have 1000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

           From and after the occurrence of an event described in
Section 11(a)(ii) of the Rights Agreement, if Rights are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate (as such terms are defined in the Rights Agreement) of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

           In the event that any Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its Affiliates and Associates (which Rights will thereafter be void), will thereafter have the right to receive, upon exercise thereof, that number of Class B Common Shares having a market value of two times the Exercise Price of the Right. If the Company does not have sufficient Class B Common Shares to satisfy such obligation to issue Class B Common Shares, or if the Board of Directors so elects, the Company shall make adequate provision to substitute for such Class B Common Shares, upon payment of the applicable Exercise Price, an amount of cash, a reduction in the Exercise Price, Preferred Shares or other equity or debt securities of the Company, or other assets equivalent in value to the Class B Common Shares issuable upon exercise of a Right; provided that, if the Company shall not have made adequate provision to deliver value within 30 days following the date a person becomes an Acquiring Person, the Company must deliver, upon exercise of a Right, but without requiring payment of the Exercise Price then in effect, Class B Common Shares (to the extent available) and cash equal in value to the difference between the value of the Class B Common Shares otherwise issuable upon the exercise of a Right and the Exercise Price then in effect. The Board of Directors may extend the 30-day period for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Class B Common Shares to permit the issuance of Class B Common Shares upon the exercise in full of the Rights.

           In the event that, at any time after a Person becomes an Acquiring Person, (i) the Company merges into any other Person, (ii) any Person merges into the Company and all of the outstanding Common Shares do not remain outstanding after such merger, or (iii) the Company sells 50% or more of its consolidated assets or earning power, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Exercise Price, in lieu of

Preferred Shares for which a Right is then exercisable, that number of shares of common stock of the acquiring corporation (including the Company as successor thereto or as the surviving corporation) which at the time of such transaction will have a market value of two times the Exercise Price of the Right.

           At any time after any Person becomes an Acquiring Person, and prior to the acquisition by any person or group of a majority of the Voting Power, the Board of Directors may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Class B Common Share per Right (subject to adjustment). The Company may, at its option, substitute Preferred Shares or common stock equivalents for Class B Common Shares, at the rate of one one-thousandth of a Preferred Share for each Class B Common Share (subject to adjustment). No fractional Class B Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Class B Common Shares on the last trading day prior to the date of exchange.

           With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share which may, at the election of the Company, be evidenced by depositary receipts) upon exercise of the Rights and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

           At any time prior to any person becoming an Acquiring Person, the Board of Directors, by the Required Board Vote, may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights (or upon such later date as the Board of Directors shall specify in the resolution approving such redemption), the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

           The terms of the Rights may be amended by the Board of Directors, by the Required Board Vote, without the consent of the holders of the Rights, except that from and after such time as any Person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

           Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

           A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated November 20, 1998. A copy of the Rights Agreement is available free of charge to holders of the Rights from the Company after receipt of a written request therefor. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.